UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2010

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1618 N. Fairfax Avenue, Los Angeles, California 90046
(Address of principal executive offices)

323-822-1750
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement
Item 2.03                      Creation of a Direct Financial Obligation
Item 3.02                      Unregistered Sales of Equity Securities

On July 8, 2010, Forex International Trading Corp. (the "Company") issued a Convertible Promissory Note to A.T. Limited (“ATL”) in aggregate principal amounts of $500,000 (the “Forex Note”).  In consideration for the Company issuing the ATL Note, ATL issued the Company a Secured and Collateralized Promissory Note in the principle amount of $400,000 (the “ATL Note”).

The Forex Note bears interest at 10%, matures two years from the date of issuance and is convertible into our common stock, at ATL’s option, at a conversion price of $0.20 subject to adjustment.  On the 21st trading day following each conversion, the number of shares of common stock issuable to ATL pursuant to the Forex Note shall be adjusted such that the aggregate number of shares of common stock issuable to ATL is equal to the amount converted divided by 75% of the average of the three lowest closing bid prices during the 20 trading days following delivery of the shares of common stock upon the initial conversion.  Concurrent with the conversion of the Forex Note, ATL must make a payment to the Company reducing a pro rata amount owed to the Company under theATL Note.  As of July 12, 2010, the Company is received a trading symbol (FXIT) but has not commenced trading.  Based on fixed conversion price of $0.20, the Forex Note in the aggregate amount of $500,000, excluding interest, is convertible into 2,500,000 shares of our common stock.

ATL has agreed to restrict their ability to convert the Forex Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The ATL Note bears interest at the rate of 12% per annum and matures one year from the date of issuance.    No interest or principal payments are required until the maturity date, but both principal and interest may be prepaid prior to maturity date and ATL is required to pay down an amount equal to any amounts converted under the Forex Note.  The ATL Note is secured by shares of common stock of a publicly listed company on the Tel Aviv and London Stock Exchanges with an approximate market value of $400,000 (the “ATL Collateral”).  In the event that ATL defaults on the ATL Note, the Company may take possession of the ATL Collateral and, in the event that the ATL Collateral is insufficient to pay the full debt owed under the ATL Note, the Company may pursue further remedies against ATL.

The Forex Note was offered and sold to ATL in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. ATL is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Convertible Promissory Note issued by the Company to A.T. Limited dated July 8, 2010

4.2	Secured and Collateralized Promissory Note issued by A.T. Limited to the Company dated July 8, 2010

4.3	Collateral and Security Agreement by and between Forex International Trading Group and A.T. Limited dated July 7, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

Date: July 12, 2010	By:	/s/ Darren Dunckel
Los Angeles, California		Name: Darren Dunckel
CEO, President, CFO, Secretary, Treasurer and Director